UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

(Rule 14c-101)

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities

Exchange Act of 1934 (Amendment No. ____)

Check the appropriate box:

☒ Preliminary Information Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☐ Definitive Information Statement

HEALTHCARE TRIANGLE, INC.

(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required

☐ Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

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PRELIMINARY INFORMATION STATEMENT

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

HEALTHCARE TRIANGLE, INC.

7901 Stoneridge Drive, Suite 220

Pleasanton, California 94588

To the Stockholders of Healthcare Triangle, Inc.:

This Notice and the accompanying Information Statement are being furnished to the stockholders of record of the common stock, par value $0.00001 per share (the “Common Stock"), of Healthcare Triangle, Inc., a Delaware corporation ("Healthcare Triangle,” the “Company,” “we,” “our,” or “us"), in connection with a corporate action taken by the holders of a majority of the issued and outstanding voting securities of the Company (together, the “Majority Stockholders"), approving, for purposes of Nasdaq Listing Rule 5635(d) ("Nasdaq Rule 5635(d)” or the “Nasdaq Stockholder Approval"), by written consent dated December 22, 2023 in lieu of a special meeting, the issuance by the Company to a certain institutional investor in a private placement (the “Private Placement") of (i) a Senior Secured 15% Original Issue Discount Convertible Promissory Note (and the underlying shares of Common Stock) (the “Note") and (ii) a warrant to purchase shares of the Company’s Common Stock (and the underlying shares of Common Stock) (the “Warrant").

The approval of the Private Placement for purposes of Nasdaq Rule 5635(d) was taken by written consent pursuant to Section 228 of the General Corporation Law of the State of Delaware (the “DGCL"), which provides that any action that may be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding common stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. The Company has obtained the approval of the Private Placement from stockholders holding a majority of the Company’s issued and outstanding voting securities.

The accompanying Information Statement is being furnished to our stockholders in accordance with Rule 14c-2 under the Securities Exchange Act of 1934, as amended, and the rules promulgated by the Securities and Exchange Commission thereunder, solely for the purpose of informing our stockholders of the action taken by the written consent.

The Nasdaq Stockholder Approval became effective on December 22, 2023.

No action is required by you. The accompanying Information Statement is furnished to you only to inform you of the actions described above in accordance with Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended. This Information Statement is being furnished to you on or about January __, 2024.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

PLEASE NOTE THAT THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS MEETING WILL BE HELD TO CONSIDER THE MATTERS DESCRIBED HEREIN. The holders of THE VOTING POWER OF a majority of our outstanding shares of CAPITAL STOCK have voted to EFFECTUATE THE NASDAQ STOCKHOLDER APPROVAL BY written consent in lieu of a meeting. Such written consent is sufficient to satisfy the stockholder vote requirement under THE NASDAQ LISTING RULES, and No additional votes will consequently be needed to approve thIS action. NO DISSENTER RIGHTS ARE AVAILABLE FOR THIS CORPORATE ACTION.

The Information Statement is also available at the Securities and Exchange Commission’s website, www.sec.gov.

Dated: January , 2024	Sincerely,

/s/ Thyagarajan Ramachandran
Name: Thyagarajan Ramachandran
Title: Chief Financial Officer

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HEALTHCARE TRIANGLE, INC.

7901 Stoneridge Drive, Suite 220

Pleasanton, California 94588

INFORMATION STATEMENT

January , 2024

Healthcare Triangle, Inc., a Delaware corporation (“Healthcare Triangle,” the “Company,” “we,” “our,” or “us”), is sending you this Information Statement solely for purposes of informing its stockholders of record as of January 9, 2024 (the “Record Date”), in the manner required by Regulation 14C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of the action taken by the holders of a majority of the issued and outstanding voting securities of the Company (together, the “Majority Stockholders”), to approve, for purposes of Nasdaq Listing Rule 5635(d) (“Nasdaq Rule 5635(d)” or the “Nasdaq Stockholder Approval”), the issuance by the Company to a certain institutional investor in a private placement (the “Private Placement”) of (i) a Senior Secured 15% Original Issue Discount Convertible Promissory Note (and the underlying shares of Common Stock) (the “Note”) and (ii) a warrant to purchase shares of the Company’s Common Stock (and the underlying shares of Common Stock) (the “Warrant”). Such approval was achieved by the written consent of one holder of both the common stock and the Series A Super Voting Preferred Stock that votes together as a class with the common stock.

The Common Stock is listed on the Nasdaq Capital Market ("Nasdaq"), and the Company is subject to Nasdaq’s rules and regulations, including Nasdaq Rule 5635(d), which requires stockholder approval prior to the issuance in a transaction (other than a public offering) of common stock (or securities convertible into or exercisable for common stock) equal to 20% or more of the outstanding common stock or 20% or more of the voting power of a company for a purchase price that is lower than (i) the Nasdaq Official Closing Price (as reflected on Nasdaq.com) immediately preceding the signing of a binding agreement; or (ii) the average Nasdaq Official Closing Price of the common stock (as reflected on Nasdaq.com) for the five trading days immediately preceding the signing of the binding agreement (such lower amount, the “Minimum Price"). Such approval was achieved by obtaining the written consent of one holder of both the common stock and the Series A Super Voting Preferred Stock that votes together as a class with the common stock.

The approval of the Private Placement for purposes of Nasdaq Rule 5635(d) was taken by written consent pursuant to Section 228 of the General Corporation Law of the State of Delaware, which provides that any action that may be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding common stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. The Company has obtained the approval of the Private Placement from stockholders holding a majority of the Company’s issued and outstanding voting securities. This information statement constitutes the notice required by Section 228 of the DGCL.

On December 22, 2023, the board of directors of the Company (the “Board") adopted resolutions approving the transactions in connection with the Private Placement. In connection with the adoption of these resolutions, the Board had been informed that the Majority Stockholders were in favor of this proposal and would enter into a written consent approving the Private Placement. On December 22, 2023, the Majority Stockholders consented in writing to the Private Placement.

There are no rights of appraisal or similar rights of dissenters with respect to the Nasdaq Stockholder Approval.

PLEASE BE ADVISED THAT THIS IS ONLY AN INFORMATION STATEMENT. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Our executive offices are located at 7901 Stoneridge Drive, Suite 220, Pleasanton, California 94588.

This Information Statement is first being sent or given to the holders of our outstanding shares of common stock and the holder of our Series A Super Voting Preferred Stock, our only classes of voting securities outstanding, on or about January ___, 2024. Each holder of record of shares of our shares of common stock and Series A Super Voting Preferred Stock at the close of business on January 9, 2024, is entitled to receive a copy of this Information Statement.

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PRIVATE PLACEMENT

Purpose of the Private Placement

The Board believes it is in the best interests of the Company to raise capital in the amount of up to $5,200,000 in a private placement transaction to fund the working capital needs of the Company.

Description of the Private Placement

On December 22, 2023, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement") with a certain institutional investor (the “Investor"), pursuant to which the Company agreed to issue to the Investor, in a private placement (the “Private Placement"), Senior Secured 15% Original Issue Discount Convertible Promissory Notes (the "Notes") in the aggregate principal amount of up to $5,200,000 which will result in gross proceeds to the Company in the amount of up to $4,420,000 due to the original issue discount, and warrants (the “Warrants") to purchase a number of shares of the Company’s common stock (the “Warrant Shares”) equal to 50% of the face value of the Notes divided by the volume weighted average price, in three tranches (such transaction, the “Private Placement”). The Purchase Agreement contains customary representations and warranties by the Company and, additional closings are subject to additional closing conditions detailed in the transaction documents.

The Notes have a collective original principal amount of $5,200,000 for which the Investor will give consideration of $4,420,000, reflecting an original issue discount of $780,000. The Notes will be issued in three tranches, consisting of principal amounts of $2,000,000, $1,000,000 and $2,200,000, and gross procereds to the Company of $1,700,000, $850,000 and $1,870,000, respectively, due to the original issue discount. The obligation of Investor to invest in each Note is subject to various closing conditions. There can be no assurance that those conditions will be met or that the Investor will make each of the investments at the maximum principal amounts specified in the preceding sentence or at any amount.

The Warrants are exercisable into shares of the Company’s common stock. The holder of the Warrants may choose to pay the exercise price of the Warrants in cash or through a cashless exercise mechanism. In the case of a cashless exercise, the maximum number of shares issuable at the floor price is 4,061,204 shares of the Company’s common stock.

Under the first tranche of funding, which closed upon signing of the Purchase Agreement on December 28, 2023, the Company issued a Note to the Investor in the principal amount of $2,000,000 which resulted in gross proceeds to the Company of $1,700,000 and Warrants to purchase up to an aggregate of 357,500 Warrant Shares. The Note and Warrants issued in the first tranche of funding have an initial fixed conversion and exercise price of $3.44688 per share, respectively, subject to adjustment. The Warrants carry a 5-year term and, if not exercised, will terminate on December 28, 2028.

Upon the 60th day following the effectiveness of the Registration Statement (as defined below), and subject to the satisfaction of certain conditions, a second tranche of funding may be provided by the Investor with the mutual consent of the Company and the Investor in the aggregate principal amount of $1,000,000, for gross proceeds to the Company of $850,000. Such additional principal amounts, if funded, will be represented by a new Note, and the Investor will be entitled to receive additional Warrants to purchase Warrant Shares equal to 50% of the face value of the Note divided by the volume weighted average price.

Upon the 90th day following the closing of the second tranche of funding, and subject to the satisfaction of certain conditions, a third tranche of funding may be provided by the Investor with the mutual consent of the Company and the Investor in the aggregate principal amount of $2,200,000, for gross proceeds to the Company of $1,870,000. Such additional principal amounts, if funded, will be represented by a new Note, and the Investor will be entitled to receive additional Warrants to purchase Warrant Shares equal to 50% of the face value of the Note divided by the volume weighted average price.

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Each Note matures 18 months after issuance, does not bear any interest unless an event of default occurs, in which case the Note will bear interest at an annual rate of 18%, and is convertible into shares of the Company’s common stock (the “Conversion Shares") at an initial conversion price equal to $3.44688, provided that if an event of default has occurred and is continuing without cure, the conversion price will be the lesser of (i) $3.44688, (ii) 95% of the average of the three lowest daily volume weighted average prices of the common stock during the 20 trading days immediately preceding the notice of conversion of the Note, and (iii) 80% of the lowest daily volume weighted average price in the 10 trading days immediately preceding the applicable conversion date, subject to adjustment as further specified in the Note. Each Note is fully repayable in cash upon maturity. In addition, the Investor has the option of requiring prepayment of up to 25% of the issuance amount of a subsequent financing. In addition, as to each Note, beginning on the earlier of (i) 60 days from issuance and (ii) the date on which the resale registration statement registering the Conversion Shares issuable under the Note and the Warrant Shares issuable under the corresponding Warrants has been declared effective by the Securities and Exchange Commission, the Company must make monthly payments equal to 105% of the total principal amount multiplied by the quotient determined by dividing one by the number of months remaining until the maturity date as of the initial payment date (the “Monthly Payments"), until the principal amount has been paid in full prior to or on the maturity date or, if earlier, upon acceleration, conversion or redemption of the Note in accordance with its terms. The Monthly Payments are payable in cash; provided that subject to certain limitations the Company may elect to pay all or part of a Monthly Payment in Conversion Shares in lieu of a cash payment based on a price per share equal to the lower of (i) conversion price then in effect, and (ii) 95% of the average of the three lowest daily volume weighted average prices of the common stock during the 20 trading days immediately preceding the applicable payment date, subject to adjustment and to the floor price set forth in the applicable Note. If for any Monthly Payment the number of Conversion Shares issued as payment is limited by the floor price, the Company is required to pay the economic difference in cash.

The Note contains a number of customary events of default. Additionally, the Notes are secured by all of the assets of the Company and its subsidiaries, pursuant to a security agreement that was entered into with the Investor, in connection with the issuance of the Note (the "Security Agreement"). In addition to the Security Agreement, the Company also entered into a pledge agreement pledging the entire capital stock and other equity interests in its subsidiaries to the Investor, in connection with the issuance of the Notes (the “Pledge Agreement"). Lastly, to further secure the Company’s obligations under the Notes, Devcool, Inc., Company’s wholly owned subsidiary ("Devcool"), also executed a Subsidiary Guarantee (the “Subsidiary Guarantee"), pursuant to which Devcool agrees to guaranty the Company’s obligations owed to the Investor. An Intercreditor Agreement (the “Intercreditor Agreement") by and between Seacoast Business Funding and the Investor was also entered into.

In connection with the Private Placement, the Company also entered into a registration rights agreement (the “Registration Rights Agreement") with the Investor, pursuant to which the Company agreed to file a registration statement with the Securities and Exchange Commission registering the resale of the Conversion Shares and the Warrant Shares within 15 days after the closing of the first tranche of funding and within 15 days each after the closing of the second tranche and the third tranche of funding, as applicable, and to cause any such Registration Statement to become effective within 60 days after filing.

The offer and sale of the Notes, the Conversion Shares, the Warrants and the Warrant Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act"), or applicable state securities laws, and accordingly may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws.

The above descriptions of the terms and conditions of the Form of the Notes, the Form of the Warrants, the Purchase Agreement, the Security Agreement, the Pledge Agreement, the Subsidiary Agreement, the Intercreditor Agreement and the Registration Rights Agreement do not purport to be complete, and are qualified in their entirety by reference to the full text of such agreements and instruments, which are attached to a Current Report on Form 8-K filed by the Company with the SEC on January 2, 2024, as Exhibits 4.1, 4.2, 10.1, 10.2, 10.3, 10.4, 10.5 and 10.6, respectively, and are incorporated by reference herein.

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Potential Effect of the Private Placement

Any issuance of additional shares of Common Stock as a result of the conversion of the Note(s) or exercise of the Warrants will dilute the ownership and voting rights of stockholders and, depending upon the price at which the shares are issued, could have a negative effect on the trading price of the Company’s Common Stock.

Reason for Stockholder Approval

Pursuant to Nasdaq Stock Market Listing Rule 5635(d), if an issuer intends to issue securities in a transaction which could result in the issuance of 20% or more of the issued and outstanding shares of the issuer’s common stock on a pre-transaction basis for less than the Minimum Price for such stock, the issuer generally must obtain the prior approval of its stockholders. The number of shares of common stock to be issued to the Investor in the Private Placement upon conversion of the Notes and exercise of the Warrants could result in the issuance of a number of shares exceeding the threshold and pricing for which stockholder approval is required under Nasdaq Rule 5635(d). To ensure compliance with Nasdaq Rule 5635(d), the Majority Stockholders approved the Private Placement.

Use of Proceeds

The Company intends to use the net proceeds from the Private Placement as follows: $1,000,000 will be used for the Investor Reserve Amount, as such term is defined in the Purchase Agreement, and the balance will be used for working capital and general corporate purposes.

Approval of the Private Placement

The approval of the Private Placement, including for purposes of Nasdaq Rule 5635(d), requires the approval of the holders of a majority of the issued and outstanding voting securities of the Company, which consist of our outstanding Common Stock and our outstanding Series A Super Voting Preferred Stock, which vote together as a class with the Common Stock.

As of January 9, 2024 (the “Record Date”), there were outstanding 4,308,822 shares of our Common Stock, and 6,000 shares of our Series A Super Voting Preferred Stock. The holders of our outstanding shares of Common Stock are entitled to one vote per share registered in their names on our books at the close of business on such date. The holder of the Series A Super Voting Preferred Stock is entitled to vote with the Company’s Common stock at a rate of 1,000 votes per share.

Our Board of Directors, on December 22, 2023, authorized and approved the Private Placement. Separately, one stockholder beneficially holding an aggregate of 136,523 shares (approximately 3.1%) of our outstanding shares of Common Stock and all of the 6,000 shares of Series A Super Voting Preferred Stock having an aggregate of 6,000,000 votes (and together with the Common Stock that such stockholder voted, representing approximately 59.2% of the shares entitled to vote thereon) on December 22, 2023, consented in writing to the Nasdaq Stockholder Approval. Accordingly, all corporate actions necessary to authorize and approve the Private Placement and the issuance of securities in connection therewith have been taken.

This Information Statement is first being mailed on or about January ___, 2024 to the Company’s stockholders of record as of the Record Date.

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ACTIONS AUTHORIZED AND APPROVED

The actions that were taken by the Company’s Board of Directors and by its majority stockholder were the authorization and approval of the Private Placement and the Nasdaq Stockholder Approval, respectively.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of our common stock and our Series A Super Voting Preferred Stock, our only outstanding classes of capital stock having the right to vote on this matter, known by us as of the Record Date, by:

●	each person or entity known by us to be the beneficial owner of more than 5% of our common stock;
●	each of our directors;
●	each of our executive officers; and
●	all of our directors and executive officers as a group.

Beneficial ownership of the voting stock is determined in accordance with the rules of the United States Securities and Exchange Commission (the “SEC”) and includes any shares of Company voting stock over which a person exercises sole or shared voting or investment power, or of which a person has a right to acquire ownership at any time within 60 days of January 9, 2024. Except as otherwise indicated, we believe that the persons named in this table have sole voting and investment power with respect to all shares of voting stock held by them. Applicable percentage ownership in the following table is based on 4,308,822 shares of our common stock and 6,000 shares of our Series A Super Voting preferred stock issued and outstanding on January 9, 2024. As of January 9, 2024, there were 47 holders of our common stock and one holder of our Series A Super Voting preferred stock.

Except as otherwise indicated, the persons listed below have sole voting and investment power with respect to all shares of our common stock owned by them, except to the extent such power may be shared with a spouse. To our knowledge, none of the shares listed below are held under a voting trust or similar agreement, except as noted. To our knowledge, there is no arrangement, including any pledge by any person of securities of the Company, the operation of which may at a subsequent date result in a change in control of the Company.

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	Number of Shares Beneficially Owned		Beneficial Ownership Percentages
Name and Address of Beneficial Owner(1)	Title	Common Stock	Series A Super Voting Preferred Stock(2)	Percent of Common Stock	Percent of Series A Super Voting Preferred Stock	Percent of Voting Stock(3)
Officers and Directors
Thyagarajan Ramachandran	Chief Financial Officer	45,281(5)	—	1.0%	—	0.4%

Lakshmanan Kannappan	Director	31,777(6)	—	0.7%	—	0.3%
Shibu Kizhakevilayil	Director	31,777(7)	—	0.7%	—	0.3%
Ronald McClurg	Director	—	—	*	—	*

Dave Rosa	Director	—	—	*	—	*
Jainal Bhuiyan	Director	—	—	*	—	*
Officers and Directors as a Group						—
		108,835		2.5%	N/A	1.0%
5% Stockholders
SecureKloud Technologies, Inc.(4)		2,550,000	—	59.2%	N/A	24.7%
Suresh Venkatachari		136,523(8)	6,000	3.1%	100	59.2%

*Less than 1%.

(1)	The principal address of the named officers, directors and 5% stockholders of the Company is c/o Healthcare Triangle, Inc, 7901, Stoneridge Dr, Suite # 220, Pleasanton, California 94588.
(2)	Entitles the holder to 1,000 votes per share and votes with the common stock as a single class.
(3)	Represents total ownership percentage with respect to all shares of common stock, options and Series A Super Voting Preferred Stock, as a single class.
(4)	SecureKloud Technologies, Inc. is 60.71% owned by SecureKloud Technologies Limited which is a publicly traded company in India.
(5)	Includes 34,915 shares of our common stock underlying stock options that have vested or are exercisable within 60 days of January 9, 2024.
(6)	Includes 11,777 shares of our common stock underlying stock options that have vested or are exercisable within 60 days of January 9, 2024.
(7)	Includes 11,777 shares of our common stock underlying stock options that have vested or are exercisable within 60 days of January 9, 2024.
(8)	Includes 61,523 shares of our common stock underlying stock options that have vested or are exercisable within 60 days of January 9, 2024.

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INTERESTS OF CERTAIN PERSONS IN OR OPPOSITION TO

MATTERS TO BE ACTED UPON

None of the persons who have served as our officers or directors since the beginning of our last fiscal year, or any associates of such persons, have any substantial interest, direct or indirect, in the authorization and approval of the Private Placement or in the Nasdaq Stockholder Approval, other than the interests held by such persons through their respective beneficial ownership of the shares of our capital stock set forth above in the section entitled “Security Ownership of Certain Beneficial Owners and Management.” None of our directors opposed the authorization and approval of the Private Placement.

VOTE OBTAINED — DELAWARE LAW

Section 228 of the DGCL generally provides that any action required to be taken at a meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a written consent thereto is signed by stockholders having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Pursuant to the Nasdaq Listing Rules, a majority of the outstanding voting shares of stock entitled to vote thereon is required in order to effectuate the Nasdaq Stockholder Approval. In order to eliminate the costs and management time involved in obtaining proxies and to effect the above action as early as possible in order to accomplish the purposes of the Company as herein described, the Board consented to the utilization of, and successfully obtained, written consent of the Majority Stockholder.

As of January 9, 2024, there were 4,308,822 shares of common stock of the Company and 6,000 shares of the Series A Super Voting Preferred Stock issued and outstanding. Each holder of common stock is entitled to one vote for each share held by such holder and the holder of the Series A Super Voting Preferred Stock has 1,000 votes per share and votes with the common stock as a single class. On December 22, 2023, stockholders holding in the aggregate 1.7% shares of common stock and 6,000 shares of the Series A Super Voting Preferred Stock or approximately 58.9% of the capital stock outstanding on such date having the right to vote on the Nasdaq Stockholder Approval, approved the Nasdaq Stockholder Approval.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

Only one Information Statement is being delivered to multiple security holders sharing an address unless the Company has received contrary instructions from one or more of its security holders. The Company undertakes to deliver promptly and without charge, upon written or oral request, a separate copy of the information statement to a security holder at a shared address to which a single copy of the documents was delivered. Security holders sharing an address and receiving a single copy may send a request to receive separate information statements to the Company at the following address: Healthcare Triangle, Inc., 7901 Stoneridge Drive, Suite 220, Pleasanton, California 94588. Telephone: (925) 270-4812.

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WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and file annual, quarterly, and special reports, proxy statements, and other information with the SEC. Our SEC filings are available to you on the SEC’s website at www.sec.gov. Documents we have filed with the SEC are also available on our website through the investors link at www.applieduvinc.com. Information contained on our website does not constitute a part of this prospectus and is not incorporated by reference herein.

You may request a copy of these filings, at no cost, by writing Healthcare Triangle, Inc. at 7901 Stoneridge Drive, Suite 220, Pleasanton, California 94588 or telephoning the Company at (925) 270-4812. Any statement contained in a document that is incorporated by reference will be modified or superseded for all purposes to the extent that a statement contained in this Information Statement (or in any other document that is subsequently filed with the SEC and incorporated by reference) modifies or is contrary to such previous statement. Any statement so modified or superseded will not be deemed a part of this Information Statement except as so modified or superseded.

Our common stock is traded on the Nasdaq Capital Market under the symbol “HCTI.”

Our transfer agent is Vstock Transfer, LLC. Their address is 18 Lafayette Place, Woodmere, New York 11598 and their telephone number is (212) 828-8436.

INCORPORATION BY REFERENCE

Statements contained in this information statement, or in any document incorporated in this information statement by reference regarding the contents of other documents, are not necessarily complete and each such statement is qualified in its entirety by reference to that contract or other document filed as an exhibit with the SEC. The SEC allows us to “incorporate by reference” into this information statement certain documents we file with the SEC. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this Information Statement, and later information that we file with the SEC, prior to the effective date of the actions set forth herein, will automatically update and supersede that information. We incorporate by reference all of the documents we filed since January 1, 2023 with the SEC and any documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Information Statement and prior to the effective date of the actions set forth herein. These include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as information or proxy statements (except for information furnished to the SEC that is not deemed to be “filed” for purposes of the Securities Exchange Act of 1934). Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits, is not incorporated by reference into this information statement.

Any person, including any beneficial owner, to whom this Information Statement is delivered may request copies of reports, proxy statements or other information concerning us, without charge, as described above in “Where You Can Find More Information.”

You should rely only on information contained in or incorporated by reference in this information statement. No persons have been authorized to give any information or to make any representations other than those contained in this information statement and, if given or made, such information or representations must not be relied upon as having been authorized by us or any other person.

THIS INFORMATION STATEMENT IS DATED JANUARY ___, 2024. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS INFORMATION STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS INFORMATION STATEMENT TO STOCKHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

This Information Statement is first being mailed or furnished to stockholders on or about January ___, 2024. The Company will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending this Information Statement to the beneficial owners of the Common Stock.

This Information Statement is provided to the stockholders only for information purposes in connection with the Certificate of Amendment, pursuant to and in accordance with Rule 14c-2 of the Exchange Act. Please carefully read this Information Statement.

By Order of the Board of Directors:

Dated: January , 2024	Healthcare Triangle, Inc.

/s/ Thyagarajan Ramachandran
Name: Thyagarajan Ramachandran
Title: Chief Financial Officer

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